SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2022

CENTENNIAL GROWTH EQUITIES, INC.
(Exact Name of Registrant as Specified in Charter)

colorado (State or other jurisdiction of incorporation	000-56234 (Commission File Number)	90-0292940 (IRS Employer Identification No.)

2269 Merrimack Valley Avenue

Henderson, NV 89044
(Address of principal executive offices) (Zip code)

(702)-326-3615
Registrant's telephone number, including area code:

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

2269 Merrimack Valley Avenue

Henderson, NV 89044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

As a result of the purchase by Dimitar Slavchev Savov of a total of 11,489,000 (87%) shares of common stock of the Corporation from Mr. Ray and other shareholders, a change in control of the Company occurred as of April 1, 2022. As a result of the change of control of the Company, a change in Directors and management was also made.

Effective as of March 31, 2022, the board of directors appointed Dimitar Slavchev Savov, and Clifford Redekop to serve as the Registrant’s Directors.

On March 31, 2022, Mr. Phil E. Ray resigned his position as a Director, President and Chief Executive Officer of Centennial Growth Equities, Inc. (the “Registrant ”). There were no disagreements with the Registrant on any matter related to the Registrant’s operations, policies or practices.

On March 31, 2022, Mrs. A. Terry. Ray resigned his position as a Director and Secretary of Centennial Growth Equities, Inc. (the “Registrant”). There were no disagreements with the Registrant on any matter related to the Registrant’s operations, policies or practices.

On April 1, 2022, the board of directors accepted the resignations of Mr. Phil E. Ray and Mrs. A. Terry Ray and appointed Dimitar Slavchev Savov to serve as President, CEO, CFO and Clifford Redekop to serve as Secretary of the Corporation.

Savov was born in Sofia, Bulgaria on March 03, 1958. Savov graduated at the Dimitar A. Tsenov Academy of Economics as a magister of economics with a specialty in accounting and control with a minor in finance. During the political changes of November 10th, 1989, Savov started a private business by creating the first private petrol company and in a time of crisis with a lack of fuel, Savov created a chain of the first private and modern gas stations in Bulgaria named Elpida 3. He brought the company to a highly competitive level and practically saved Neftohim Burgas from bankruptcy and Bulgaria from a fuel shortage. For the past 25 years, Savov have invested and developed projects in the pharmaceutical field with the goal to provide medicine for treatment of various life-threatening diseases including AIDS, Cancer and others. Savov is a family man with two children and three grandchildren.

Redekop has an honors liberal arts degree from Brock University and served in the Canadian Navy for 12 years. His first five years in the Navy were as a destroyer weapons officer and the remainder as a public affairs officer. Postings and assignments were across Canada and in Germany, and with many experiences as Defense Department spokesman for multiple casualties and politically sensitive situations. Further education included graduate school training in communications management and journalism. After leaving the Navy, Redekop moved to Las Vegas, Nevada and became a commercial real estate broker/investor/developer. Redekop is a licensed broker in Nevada and Utah. Currently, and for the past six years, he has specialized in assisting companies launch major expansions and in merging private businesses into public companies. He has also worked with a number of Native American Tribes in assisting them to bring economic development to their reservations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTENNIAL GROWTH EQUITIES, INC.

Dated: April 5, 2022	By:	/s/ Dimitar Slavchev Savov
Dimitar Slavchev Savov
Chief Executive Officer, Director